UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 26, 2021, Regis Corporation (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting"). The proposals voted on are described in detail in the Proxy Statement for the Annual Meeting.

1.Election of Directors. The shareholders elected the eight director nominees to serve for a one-year term. The results of the vote on the election of directors were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Vote

Lockie Andrews	25,744,149	68,500	93,615	6,744,868
Felipe A. Athayde	25,715,676	101,414	89,174	6,744,868
Daniel G. Beltzman	21,634,595	4,179,016	92,653	6,744,868
David J. Grissen	25,489,065	323,263	93,936	6,744,868
Mark S. Light	25,547,983	262,890	95,391	6,744,868
Michael Mansbach	25,738,255	72,586	95,423	6,744,868
Michael J. Merriman	24,306,156	1,504,865	95,243	6,744,868
M. Ann Rhoades	25,691,980	122,141	92,143	6,744,868

2.Say-on-Pay Proposal. The shareholders approved the advisory proposal on the compensation of the Company's named executive officers. The result of the advisory vote on the say-on-pay proposal were as follows:

For	23,699,459
Against	2,074,773
Abstain	132,032
Broker Non-Votes	6,744,868

3.Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2022. The results of the vote on the ratification of Grant Thornton were as follows:

For	32,483,899
Against	43,269
Abstain	123,964

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 26, 2021	By:	/s/ Amanda P. Rusin
Amanda P. Rusin
Executive Vice President, General Counsel and Corporate Secretary